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                                                                  Exhibit 2.7(e)

                          CHARTER COMMUNICATIONS, INC.
                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131


                                 June 30, 1999


R&A Management LLC
360 South Monroe Street, Suite 600
Denver, Colorado 80209
Attention: Kevin B. Allen

     Re: Purchase and Sale Agreement dated April 26, 1999 among Rifkin Acquisition Partners, L.L.L.P., Charter Communications, Inc. and the Sellers listed on the signature pages thereto.

Gentlemen:

     This is to confirm our prior understanding regarding the assignment by Charter Communications, Inc. ("CCI") of its rights and obligations under the above-referenced Purchase and Sale Agreement (the "Agreement") to Charter Communications Operating, LLC ("CCO"), an indirect subsidiary of CCI controlled by Paul G. Allen. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

     Pursuant to Section 13.5 of the Agreement, CCI, as the Buyer, hereby assigns the Agreement, and all of its rights and obligations thereunder, to CCO; provided, however, that CCI shall (with CCO) be and remain liable to Sellers for the performance and fulfillment of the covenants, duties and obligations of the Buyer under the Agreement. CCO, by its acknowledgement below, accepts the aforementioned assignment and agrees to perform all of the obligations of Buyer under the Agreement.

     Please confirm your acknowledgement of this assignment as Sellers Representative in the space provided below and return a copy of the acknowledged letter to CCI.

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                                        Sincerely,


                                        CHARTER COMMUNICATIONS, INC.

                                        By:     ______________________________
                                        Name:   Curtis S. Shaw
                                        Title:  Senior Vice President



ACCEPTED AND AGREED:

CHARTER COMMUNICATIONS OPERATING, LLC

By:    ______________________________
Name:  Curtis S. Shaw
Title:


R&A MANAGEMENT, LLC (on behalf of Sellers):

By:    Rifkin & Associates, Inc., its Manager

By:    ______________________________
       Kevin B. Allen, Chief Executive Officer


RIFKIN ACQUISITION PARTNERS, L.L.L.P.

By:    Rifkin Acquisition Management, L.P., its General Partner

By:    RT Investments Corp., its General Partner

By:    ______________________________
       Kevin B. Allen, Vice President




cc:    Stuart G. Rifkin, Esq.
       Kevin Finch, Esq.